UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	July 19, 2005
Date of earliest event reported:	July 13, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

OfficeMax Incorporated (the “Company”) entered into an Agreement (the “Agreement”) effective July 13, 2005, with Christopher C. Milliken (“Mr. Milliken”) regarding Mr. Milliken’s severance and explaining the current status of Mr. Milliken’s participation in the Company’s employee benefit programs.

Mr. Milliken was eligible to receive severance in the amount of $4,417,000 in a lump sum on July 18, 2005, less amounts previously paid to him following his separation from the Company.  Mr. Milliken will also be eligible for a pro rata payment under the Company’s 2005 annual incentive plan, if one is authorized by the board of directors.  In addition, the Company will continue to pay the premium on Mr. Milliken’s supplemental life policy through December 31, 2013.  As Mr. Milliken had reached certain age and service requirements at the time of his separation from the Company, his separation will be considered a retirement for the purpose of determining the status of his existing options under the Company’s Key Executive Stock Option Plan and his existing restricted stock units granted under the Company’s Incentive and Performance Plan, as well as his treatment under the Company’s other benefit plans.

In consideration for certain of the Company covenants in the Agreement, Mr. Milliken unconditionally releases the Company and its affiliates from any claims arising out of his status as an employee of the Company.  In addition, the Agreement contains standard confidentiality, nondisclosure and nondisparagement provisions.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1.    Agreement effective July 13, 2005 between OfficeMax Incorporated and Christopher C. Milliken.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Agreement effective July 13, 2005 between OfficeMax Incorporated and Christopher C. Milliken